                                                                   EXHIBIT 10.17

                                AMENDMENT NO. 13

          Amendment No. 13, dated as of February 20, 2003 (the "Amendment"), to the Senior Subordinated Credit Agreement, dated as of December 7, 1999, as amended, among Vertis, Inc. (f/k/a Big Flower Press Holdings, Inc.), a Delaware corporation (the "Company"), Vertis Holdings, Inc. (f/k/a Big Flower Holdings, Inc.), a Delaware corporation ("Holdings"), the Subsidiary Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders") and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank) and Banc of America Bridge LLC (f/k/a NationsBridge, L.L.C.) as Agents for the Lenders (in such capacity, the "Agents") (the "Credit Agreement"). Except as otherwise indicated herein, capitalized terms used herein have the same meanings as set forth in the Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, pursuant to Section 12.6 of the Credit Agreement, the Company and the Required Lenders desire to amend certain provisions of the Credit Agreement;

          NOW THEREFORE, in consideration of the premises and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.   AMENDMENT. The form of the description of notes attached as
Exhibit XIV to the Credit Agreement is hereby deleted in its entirety and replaced with the form of the description of notes attached hereto such that after the date of this Amendment, the Company will be governed by the covenants, change of control provisions and related definitions contained in Exhibit XIV, with appropriate modifications thereto to reflect Loans instead of Notes.

          2. ADDITIONAL FEES. The Company agrees to pay on demand all costs and expenses of the Agents and Lenders in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel, counsel for the Agents and Lenders, with respect thereto.

          3. SCOPE OF AMENDMENT. Except as specifically amended hereby, the Credit Agreement shall remain unchanged. It is declared and agreed by each of the parties hereto that the Credit Agreement, subject to this Amendment, shall continue, in full force and effect, and that the Amendment and the Credit Agreement shall be read as and shall constitute one document.

          4. COUNTERPARTS. This Amendment may be executed in multiple counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          6. ACKNOWLEDGMENT AND CONSENT BY THE SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and its Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                    VERTIS, INC.


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    VERTIS HOLDINGS, INC.


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    SUBSIDIARY GUARANTORS:

                                    PRINTCO., INC.


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    WEBCRAFT, LLC


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President

                                    WEBCRAFT CHEMICALS, LLC

                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    ENTERON GROUP, LLC


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    BIG FLOWER DIGITAL SERVICES (DELAWARE),
                                    INC.


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President


                                    BIG FLOWER DIGITAL LLC

                                    By:  BIG FLOWER DIGITAL SERVICES
                                    (DELAWARE), INC.


                                    By:  /s/ John V. Howard, Jr.
                                         --------------------------------
                                         Name:   John V. Howard, Jr.
                                         Title: Senior Vice President

                                    AGENTS:

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                      (F/K/A Bankers Trust Company), as co-agent

                                    By:  DB Services New Jersey, Inc.


                                    By:  /s/ John Pineiro
                                         -----------------------------------
                                         Name:   John Pineiro
                                         Title: Vice President


                                    JP MORGAN CHASE BANK
                                    (formerly The Chase Manhattan Bank),
                                    as co-agent


                                    By:  /s/ Joe Lillis
                                         -----------------------------------
                                         Name:   Joe Lillis
                                         Title: Managing Director


                                    BANC OF AMERICA BRIDGE LLC,
                                    as co-agent


                                    By:  /s/ S. Paul Trapani, III
                                         -----------------------------------
                                         Name:   S. Paul Trapani, III
                                         Title: Managing Director

                                    LENDERS:

                                    DEUTSCHE BANK TRUST CORPORATION

                                    By:  DB Services New Jersey, Inc.


                                    By:  /s/ John Pineiro
                                         -----------------------------------
                                         Name:   John Pineiro
                                         Title: Vice President


                                    JP MORGAN CHASE BANK
                                    (formerly The Chase Manhattan Bank),


                                    By:  /s/ Joe Lillis
                                         -----------------------------------
                                         Name:   Joe Lillis
                                         Title: Managing Director


                                    BANC OF AMERICA BRIDGE LLC

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    ARCHIMEDES FUNDING III, LTD.


                                    By:  ING Capital Advisors LLC,
                                      as Collateral Manager


                                    By:  /s/ Jane Musser Nelson
                                         -----------------------------------
                                         Name:   Jane Musser Nelson
                                         Title: Managing Director


                                    OAK HILL SECURITIES FUND II, L.P.


                                    By: Oak Hill Securities GenPar II, L.P.,
                                      its General Partner


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    D.K. ACQUISITION PARTNERS, L.P.


                                    By: M.H. Davidson & Co.,
                                      its General Partner

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    FRANKLIN FLOATING RATE TRUST

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    TCW LEVERAGED INCOME TRUST, L.P.


                                    By: TCW Advisers (Bermuda), Ltd.,
                                      as General Partner


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    By: Investment Management Company,
                                      as Investment Adviser


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    TCW LEVERAGED INCOME TRUST II, L.P.


                                    By: TCW Advisers (Bermuda), Ltd.,
                                      as General Partner


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    By: TCW Investment Management
                                      Company,
                                      as Investment Adviser

                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    FLEET CORPORATE FINANCE, INC.


                                    By:  /s/ Timothy C. Shoyer
                                                  ------------------------------
                                         Name:  Timothy C .Shoyer
                                         Title:  Vice President


                                    MERRILL LYNCH GLOBAL INVESTMENT
                                    SERIES: INCOME STRATEGIES PORTFOLIO

                                    By: Merrill Lynch Asset Management, L.P.,
                                      as Investment Advisor


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                                                     EXHIBIT XIV

                            DESCRIPTION OF THE NOTES

          The Notes will be issued under an indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). You can find definitions of certain capitalized terms used in this description under "--Certain Definitions." For purposes of this section, references to the "Company" include only Vertis, Inc. and not its subsidiaries or parent company.

          The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt to the extent set forth in the Indenture.

          The Company will issue the Notes in fully registered form in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

          Any Notes that remain outstanding after the completion of any registered exchange offer, together with the new Notes issued in connection with such registered exchange offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

          The Notes are limited in aggregate principal amount to $293.5 million. The Notes will mature on December 7, 2009. Interest on the Notes will accrue at the rate of 13.5% per annum and will be payable semi-annually in cash on each January 1 and July 1, to the persons who are registered Holders at the close of business on the December 15 and June 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

          The Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

          OPTIONAL REDEMPTION. The Notes are not redeemable before January 1, 2005. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 1 of the year set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005.............................................                106.75%
2006.............................................                104.50%
2007.............................................                102.25%
2008 and thereafter..............................                100.00%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

Selection and Notice of Redemption

          In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

          7. in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

          8. on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the net cash proceeds of an Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Subordination

          The payment of all Obligations on or relating to the Notes is subordinated in right of payment, to the extent described below and in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt (including the Obligations with respect to the Senior Credit Facility).

          The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes in the event of any distribution to creditors of the Company:

          9.   in a liquidation or dissolution of the Company;

          10. in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          11.  in an assignment for the benefit of creditors; or

          12.  in any marshalling of the Company's assets and liabilities.

          The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes or acquire any Notes for cash or property or otherwise if:

          13.  a payment default on any Senior Debt occurs and is continuing; or

          14. any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

          Payments on and distributions with respect to any Obligations on, or with respect to, the Notes may and shall be resumed:

          15. in the case of a payment default, upon the date on which such default is cured or waived; and

          16. in case of a nonpayment default, the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event ofdefault exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

          No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

          No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

Guarantees

          The Company's Domestic Restricted Subsidiaries on the Issue Date will guarantee, and certain future Domestic Restricted Subsidiaries may guarantee, on a senior subordinated basis, the Notes. See "Certain Covenants -- Limitation on Guarantees by Restricted Subsidiaries."

          The Guarantors will jointly and severally guarantee (each a "Guarantee" and collectively the "Guarantees") the Company's obligations under the Indenture and the Notes on a senior subordinated basis. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

          Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants -- Limitation on Asset Sales," the Guarantor's Guarantee will be released.

Change of Control

          Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

          Within 30 days following the date upon which the Company obtains actual knowledge that a Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law or stock exchange rule (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

          Prior to the mailing of the notice referred to above, but in any event within 30 days following the date upon which the Company obtains actual knowledge of any Change of Control, the Company covenants to:

          17. repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Facility and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

          18. obtain the requisite consents under the Senior Credit Facility and all other Senior Debt to permit the repurchase of the Notes as provided below.

          The Company shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Notes pursuant to the provisions described above. The Company's failure to comply with the covenant described in the immediately preceding paragraph (and any failure to mail the notice referred to above as a result of a prohibition in the immediately preceding paragraph) shall (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (2), under "Events of Default" below.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

          The Indenture will contain, among others, the following covenants:

          LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          19. declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock or options, warrants and other rights to purchase the same) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock;

          20. purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          21. make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation; or

          22. make any Investment (other than Permitted Investments) in any other Person (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto:

               (i) a Default or an Event of Default shall have occurred and be continuing; or

               (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

               (iii) the aggregate amount of Restricted Payments made subsequent to June 24, 2002 (the amount expended for such purposes, if other than cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company), shall exceed the sum of (the "Restricted Payment Basket"):

                      (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to June 30, 2002 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                      (w) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to June 24, 2002 and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding aggregate net cash proceeds from the sale of Capital Stock to the extent used to repurchase or acquire shares of Capital Stock of the Company or a Subordinated Obligation of the Company or a Guarantor pursuant to clause (2) of paragraph (b) below); plus

                      (x) without duplication of any amounts included in clause (iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to June 24, 2002; plus

                      (y) to the extent that any Investment (other than a Permitted Investment) that was made after June 24, 2002 is sold for cash or otherwise liquidated or repaid for cash, the Net Cash Proceeds received with respect to such sale, liquidation or repayment of such Investment, but only to the extent not included in the calculation of Consolidated Net Income.

          (b) Notwithstanding the foregoing, the provisions set forth in paragraph (a) do not prohibit:

          23. the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          24. the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Obligation of the Company or any Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          25. the repurchase, redemption or other repayment of any Subordinated Obligation of the Company or any Guarantor in exchange for or solely out of the proceeds of the substantially concurrent issuance (other than to a Subsidiary of the Company) of a Subordinated Obligation of the Company or such Guarantor with no payments of principal required until at least six months following the maturity date of the Notes;

          26. the making of distributions, loans or advances in an amount not to exceed (x) $5.0 million to pay the ordinary operating costs of Holdings (including, without limitation, directors, fees, indemnification obligations, professional fees and expenses) related to Holdings' ownership of Capital Stock of the Company (other than to the Equity Investors or their Affiliates) in any fiscal year plus (y) any other amounts of corporate overhead expenses payable by Holdings which were deducted in calculating the Consolidated Net Income of the Company in accordance with GAAP;

          27. the payment by the Company of cash dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, PROVIDED that (x) the amount of cash dividends paid pursuant to this clause (5) to enable Holdings to pay federal and state income taxes at any time shall not exceed the lesser of (A) the amount of such federal and state income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal and state income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Company and (y) any refunds shall promptly be returned by Holdings to the Company;

          28. payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase, put or call provisions under employee stock option, management subscription, retained share or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause (6) shall not exceed $10.0 million per annum; PROVIDED that amounts not used pursuant to this clause (6) in prior years shall not be carried forward for use in future years;

          29. so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

          30. payments made to the Equity Investors allowed pursuant to the "Limitation on Transactions with Affiliates" covenant;

          31. repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

          32. additional Restricted Payments in an aggregate amount not to exceed $13.0 million

          (c) In determining the aggregate amount of the Restricted Payment Basket in accordance with clause (iii) of paragraph (a) above, amounts expended pursuant to clauses (1), (6) and (10) of paragraph (b) above shall be included in such calculation.

          LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.25 to 1.0 if such Indebtedness is incurred before January 1, 2005, or greater than 2.5 to 1.0 if such Indebtedness is incurred on or after January 1, 2005.

          No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding sentence (including, without limitation, Indebtedness under the Senior Credit Facility) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including, without limitation, Indebtedness under the Senior Credit Facility pursuant to clause (2) of the definition of Permitted Indebtedness).

          (b) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of "Permitted Indebtedness," the Company, in its sole discretion, will classify such item of Indebtedness at the time of incurrence and will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the definition of "Permitted Indebtedness" and (2) the Company will be entitled from time to time to reclassify any Indebtedness incurred pursuant to any clause in the definition of "Permitted Indebtedness."

          LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions entered into on terms that are fair and reasonable to, and in the best interests of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company's Board of Directors; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; PROVIDED, FURTHER, that for a transaction or series of related transactions with an aggregate value of $20.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

          (b)  The foregoing restrictions shall not apply to:

          33. transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by the Indenture;

          34. transactions effected as part of a Qualified Receivables Transaction;

          35. any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          36.  Restricted Payments permitted by the Indenture;

          37. loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding;

          38.  Permitted Investments or Permitted Liens;

          39. transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally;

          40. reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, consultants or employees of Holdings or any of its Restricted Subsidiaries (other than the THL Affiliates and the ECP Affiliates, which are set forth in clauses 9, 10 and 11 below), as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Issue Date or substantially similar thereto;

          41. the payment, on a quarterly basis, of management fees to (A) THL and/or the THL Affiliates not to exceed $250,000 in any fiscal quarter and (B) ECP and/or the ECP Affiliates not to exceed $62,500 in any fiscal quarter, in each case in accordance with the management agreement between THL, the THL Affiliates, ECP and/or the ECP Affiliates and Holdings;

          42. the reimbursement of THL, the THL Affiliates, ECP and/or the ECP Affiliates for the reasonable out-of-pocket expenses incurred by them in connection with performing management services to Holdings and its Restricted Subsidiaries;

          43. the payment of one-time fees to THL, the THL Affiliates, ECP and/or the ECP Affiliates in connection with acquisition transactions not prohibited by the Indenture, such fees to be payable at the time of each such acquisition and not to exceed (for all fees paid pursuant to this clause (10)) 2.5% of the aggregate consideration paid by Holdings and its Restricted Subsidiaries for any such acquisition or such lesser amount as is then permitted pursuant to the Senior Credit Facility; and

          44. reasonable and customary fees paid to members of the Board of Directors of the Company, other than THL, the THL Affiliates, ECP and the ECP Affiliates.

          Notwithstanding the foregoing, the Company shall only pay one-half of any management or other fees or expenses permitted under clauses (9), (10) and
(11) to the Equity Investors or their Affiliates at a time when a Default or an Event of Default exists; PROVIDED, that such unpaid fees and/or expenses shall be paid at such time as such Default or Event of Default shall have been cured or waived.

          LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom which secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

          45. in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens; and

          46. in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

          PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. Neither the Company nor any Guarantor will incur Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

          LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          47. pay dividends or make any other distributions on or in respect of its Capital Stock;

          48. make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          49. transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

          50. except for such encumbrances or restrictions existing under or by reason of:

          (a)  applicable law;

          (b) the Loan Documents (as defined in the Senior Subordinated Credit Agreement), the Indenture or encumbrances or restrictions substantially similar to the encumbrances and restrictions contained in the Loan Documents (as defined in the Senior Subordinated Credit Agreement) and Indenture, as the case may be, taken as a whole;

          (c) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

          (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; PROVIDED, HOWEVER, that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of an acquisition by the Company or the Restricted Subsidiary;

          (e)  agreements existing on the Issue Date;

          (f)  the Senior Credit Facility and the A/R Facility;

          (g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

          (h) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

          (i) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Entity;

          (j) agreements governing Indebtedness permitted to be incurred pursuant to the "Limitation on the Incurrence of Additional Indebtedness" covenant, provided that the provisions relating to such encumbrances or restrictions contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions contained in the Senior Credit Facility as in effect on the Issue Date; or

          (k) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

          LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

          MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets to, another Person or Persons unless:

          51.  either:

          (a) the Company shall be the surviving or continuing corporation of such merger or consolidation; or

          (b) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and the Indenture;

          52. immediately after giving effect to such transaction (on a PRO FORMA basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments that are referred to in the definition of "Consolidated Fixed Charge Coverage Ratio"), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

          53. immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

          54. the Company or the surviving entity, as the case may be, has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby and by the Notes and the Registration Rights Agreement, and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Notwithstanding the foregoing clauses (1), (2) and (3):

          (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (b) the Company may merge with an Affiliate that is (x) a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary of the Company that is a Guarantor so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

          The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

          Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          55. the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          56. such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          57. immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          58. immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

          Any merger or consolidation of a Restricted Subsidiary with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clause
(4) of the first paragraph of this covenant.

          LIMITATION ON ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          59. the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          60. at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary

(other than liabilities that are by their terms subordinated to the Notes and other than liabilities consisting of Disqualified Capital Stock) (i) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation and (y) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly, but in no event more than 60 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision; and

          61. upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

          (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

          (b) to reinvest in Productive Assets (and to the extent such reinvestment constitutes an Investment, such reinvestment complies with the "Limitation on Restricted Payments" covenant); or

          (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

          On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest, dividends or other earnings received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

          (b) Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $20 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $20 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

          (c) Notwithstanding the immediately preceding paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          62. at least 75% of the consideration for such Asset Sale constitutes Productive Assets (and to the extent any of such Productive Assets constitutes an Investment, such Investment complies with the "Limitation on Restricted Payments" Covenant); and

          63. such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); PROVIDED that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of this covenant with respect to the application of Net Cash Proceeds; PROVIDED, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets" above, which transaction does not constitute a Change of Control, the successor Person shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of clause (a)(3) of this covenant with respect to such deemed sale as if it were an Asset Sale.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

          LIMITATION OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Domestic Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company (other than: (1) Indebtedness under Currency Agreements in reliance on clause ((5)) of the definition of Permitted Indebtedness; or (2) Interest Swap Obligations incurred in reliance on clause ((4)) of the definition of Permitted Indebtedness), unless, in any such case:

          64. such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary, and

          65. (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to such guarantee of the Notes pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Subordinated Obligation shall be subordinated to such guarantee at least to the same extent that the Notes are subordinated to Senior Debt.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

          66. the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph and all other Indebtedness which would require that a Guarantee be executed and delivered pursuant to the preceding paragraph;

          67. any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness of the Company so guaranteed;

          68. the Legal Defeasance of the Notes as described under "Legal Defeasance and Covenant Defeasance"; or

          69. such Restricted Subsidiary being designated as an Unrestricted Subsidiary as in compliance with the Indenture.

          CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          REPORTS TO HOLDERS. The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes:

          70. all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms; and

          71. all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

          In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if at the time of such request the Company is not subject to Section 13 of 15(d) of the Exchange Act.

Events of Default

          The following events are defined in the Indenture as "Events of Default":

          72. the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          73. the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          74. a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          75. the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $20.0 million or more at any time;

          76. one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          77. certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          78. any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

          If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

          79.  shall become immediately due and payable; or

          80. if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or 5 business days after receipt by the Company and the Representative under the Senior Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing.

          If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          81.  if the rescission would not conflict with any judgment or decree;

          82. if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          83. to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          84. if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          85. in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate to the effect that such Event of Default has been cured or waived.

          No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

          Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

          Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers,
Employees and Stockholders

          No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

Legal Defeasance and Covenant Defeasance

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

          86. the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          87. the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          88.  the Legal Defeasance provisions of the Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          89. the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          90. in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          91. in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          92. no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence);

          93. such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture, the Senior Credit Facility or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          94. the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          95. the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          96. the Company shall have delivered to the Trustee an opinion of counsel to the effect that:

          (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

          (b) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

          The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          97.  either:

          (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          98. the Company has paid all other sums payable under the Indenture by the Company; and

          99. the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

          From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

          100. reduce the amount of Notes whose Holders must consent to an amendment;

          101. reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          102. reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          103. make any Notes payable in money other than that stated in the Notes;

          104. make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          105. amend, change or modify any provisions of the Indenture or the related definitions affecting the Company's obligation to make a Change of Control Offer in a manner which adversely affects the Holders;

          106. after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          107. modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          108. release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

          The Indenture will provide that it, the Notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

          The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

          Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

          "ACQUIRED INDEBTEDNESS" means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (2) assumed in connection with the acquisition of assets from such Person, in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

          "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

          "A/R FACILITY" means the Receivables Purchase Agreement dated as of March 19, 1996, as amended, among the Company, certain subsidiaries of the Company and BFP Receivables Corporation in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the term thereof, and any successor or replacement agreement, including, without limitation, any agreement or agreements governing a Qualified Receivables Transaction.

          "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the

Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:
(1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include:

          (a) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

          (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets";

          (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business;

          (d) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

          (e)  the licensing of intellectual property;

          (f) disposals or replacements of obsolete equipment in the ordinary course of business;

          (g) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Permitted Investments or Restricted Payments that are not prohibited under the "Limitation on Restricted Payments" covenant;

          (h) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity (for the purposes of this clause (h), Purchase Money Notes shall be deemed to be cash);

          (i) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

          (j) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; and

          (k) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "CAPITAL STOCK" means:

          109. with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          110. with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means:

          111. marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union or issued by any agency thereof and backed by the full faith and credit of the United States or any member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

          112. marketable direct obligations issued by any state of the United States of America or any member state of the European Union or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          113. commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          114. time deposits, certificates of deposit or bankers' acceptances (or with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member state of the European Union or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million;

          115. certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the Senior Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          116. repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (2) above entered into with any bank meeting the qualifications specified in clause (4) above;

          117. demand deposit accounts maintained in the ordinary course of business; and

          118. investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above;

PROVIDED, that for purposes of the subordination provisions in the Indenture, the term "Cash Equivalents" shall not include the Cash Equivalents referred to in clause (6) above.

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

          119. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (other than one or more Permitted Holders);

          120. the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          121. any Person or Group (other than one or more Permitted Holders) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings or the Company, unless at such time the Equity Investors beneficially own, directly or indirectly, in the aggregate, shares representing not less than a majority of the voting power represented by the issued and outstanding Capital Stock of the Company; or

          122. the first day on which a majority of the Board of Directors of the Company are not Continuing Directors.

          "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          123. Consolidated Net Income; and

          124. to the extent Consolidated Net Income has been reduced thereby:

          (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

          (b)  Consolidated Interest Expense;

          (c)  Consolidated Non-cash Charges;

          (d) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP;

          (e) any fees permitted pursuant to clause (b)(10) of the "Limitation on Transactions with Affiliates" covenant;

          (f) amounts paid as a spread payment in connection with a cashless exercise of options by a director or employee of Holdings or any of its Restricted Subsidiaries (I.E., a payment equal to the spread of the then fair market value of Holdings' Common Stock which may be purchased with such options over the aggregate exercise price of such options); and

          (g) less, without duplication, non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period in each case determined in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

          125. the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

          126. any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period; and

          127. any asset sales or asset acquisitions (including any Consolidated EBITDA (including PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted asset sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period;

PROVIDED that to the extent that clause (2) or (3) of this sentence requires that PRO FORMA effect be given to an asset sale or Asset Acquisition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of this "Consolidated Fixed Charge Coverage Ratio" interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

          128. Consolidated Interest Expense; plus

          129. the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and dividends paid on Preferred Stock of Unrestricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; provided that to the extent that such dividend payments are tax deductible, then this clause (2) shall equal the amount set forth in clause (x) hereof without giving effect to clause (y) hereof.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

          130. the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations for such period determined on a consolidated basis in conformity with GAAP but excluding amortization or original issued discount and amortization of any deferred financing costs; and

          131. the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom:

          132. gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP;

          133. gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          134. extraordinary, unusual or nonrecurring gains, losses, income or expense, and the related tax effects;

          135. the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

          136. the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          137. the net loss of any Person other than a Restricted Subsidiary of the Company;

          138. the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (5) above;

          139. (A) all non-cash charges (PROVIDED that any cash payments actually made with respect to the liabilities for which such cash charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case incurred by the Company or any of its Restricted Subsidiaries in connection with the Recapitalization (as defined in the Senior Subordinated Credit Agreement) and the related financing transactions;

          140. non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transition; and

          141. the cumulative effect of a change in accounting principle.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

          142. was a member of such Board of Directors on the Issue Date;

          143. was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

          144. is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DESIGNATED SENIOR DEBT" means (1) Indebtedness under or in respect of the Senior Credit Facility and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

          "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

          "ECP" shall mean Evercore Capital Partners L.P., a Delaware limited partnership.

          "ECP AFFILIATES" shall mean any Affiliate of ECP.

          "ECP INVESTORS" shall mean ECP, Evercore Capital Partners (NQ) L.P. and EBF Group L.L.C., or any limited or general partner, stockholder, officer or employee of such ECP Investor.

          "EQUITY INVESTORS" shall mean THL, THL Investors, ECP, ECP Investors and their respective Affiliates, taken as a whole.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "GUARANTOR" means (1) each of the Company's Domestic Restricted Subsidiaries that is a guarantor under the Senior Credit Facility on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

          "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of such Guarantor under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

          (y) all Interest Swap Obligations of such Guarantor (and guarantees thereof by such Guarantor); and

          (z) all obligations of such Guarantor (and guarantees thereof by such Guarantor) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          145. any Indebtedness of such Guarantor to a Subsidiary of the Company;

          146. Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facility;

          147. Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          148. Indebtedness represented by Disqualified Capital Stock;

          149. any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          150. that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture); provided that the foregoing shall not apply to any incurrence under the Senior Credit Facility pursuant to clause (2) of the definition of "Permitted Indebtedness" which incurrence was in violation of such clause (2) solely as a result of the increase in Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) and the lenders under the Senior Credit Facility extended such additional amounts in good faith without knowledge of such increase;

          151. Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          152. any Indebtedness which is, by its express terms, subordinated or junior in right of payment to any other Indebtedness of such Guarantor.

          "HOLDINGS" means Vertis Holdings, Inc., a Delaware corporation and the parent of the Company.

          "INDEBTEDNESS" means with respect to any Person, without duplication:

          153. all Obligations of such Person for borrowed money;

          154. all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          155. all Capitalized Lease Obligations of such Person;

          156. all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          157. all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          158. guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          159. all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, but which Obligations are not assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          160. all Obligations under currency agreements and interest swap agreements of such Person; and

          161. all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder. Accrual of interest, accretion or amortization of original issue discount and the payment of any interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for the purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant.

          "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of the Company or any Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Guarantor which, in the case of the Company, is owing to any Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Guarantor and which, in the case of any such Subsidiary, is owing to the Company or any Guarantor or Wholly-Owned Restricted Subsidiary of the Company that is not a Guarantor; PROVIDED that if as of any date any Person other than the Company or a Guarantor or a Wholly-Owned Restricted Subsidiary of the Company that is not a Guarantor, a lender under the Senior Credit Facility or a creditor under any interest rate protection or other hedging agreement (or any collateral agent acting on behalf of such lenders and/or creditors) owns or holds such Indebtedness, or holds any Lien in respect thereof (other than a Lien in favor of the Holders, the lenders under the Senior Credit Facility, the creditors under any interest rate protection or other hedging agreement or any collateral agent for such lenders and/or creditors), such Indebtedness shall no longer be Intercompany Indebtedness.

          "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "INVESTMENT" by any Person in any other Person means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant:

          162. the Company shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made subsequent to the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary; and

          163. the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, more than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "ISSUE DATE" means the date of the Indenture.

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          164. out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          165. taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          166. any repayment of debt under the Senior Subordinated Credit Agreement to the extent such repayment is required thereunder;

          167. any relocation expenses and severance, pension and shutdown costs incurred as a result thereof;

          168. the repayment of Indebtedness that is secured by a Lien on the property or assets that are subject of such Asset Sale and such Lien is permitted by the Indenture; and

          169. any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; PROVIDED that, in the case of the sale by the Company of an asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

          "OBLIGATIONS" means all obligations for (a) principal, premium, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, and (b) to the extent liquidated and quantifiable at the time of determination, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "PERMITTED HOLDERS" shall mean and include (i) THL, THL Affiliates and THL Investors and (ii) ECP, ECP Affiliates and ECP Investors.

          "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          170. Indebtedness under the Notes and the Indenture and under the Senior Subordinated Credit Agreement (including the guarantees made thereunder) in an aggregate principal amount not to exceed $293.5 million;

          171. Indebtedness incurred pursuant to the Senior Credit Facility (including but not limited to Indebtedness in respect of letters of credit or bankers' acceptances issued or created thereunder) (including the guarantees made thereunder) in a maximum principal amount not to exceed in the aggregate the amount equal to $670 million less (x) the amount of any proceeds from any incurrence by the Company or any of its Restricted Subsidiaries of Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) pursuant to the A/R Facility in excess of $150.0 million and (y) the amount of all mandatory repayments of term loans actually made under, and permanent commitment reductions actually made in the revolving credit portion of, the Senior Credit Facility with Net Cash Proceeds of Asset Sales applied thereto as required by the "Limitation on Asset Sales" covenant;

          172. other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          173. Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture;

          174. Indebtedness of the Company or any of its Restricted Subsidiaries under (i) Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates and (ii) Raw Material Hedge Agreements;

          175. Intercompany Indebtedness of the Company or any of its Restricted Subsidiaries;

          176. Acquired Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor to the extent the Company could have incurred such Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio of the "Limitation on Incurrence of Additional Indebtedness" covenant on the date such Indebtedness became Acquired Indebtedness; PROVIDED that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company; PROVIDED, FURTHER, that the aggregate amount of Indebtedness (including refinancings thereof) pursuant to this clause (7) and clause (10) shall not exceed $40.0 million in the aggregate;

          177. Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

          178. any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (10), (11), (12), (13), (14) and (15) of this definition), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or other premiums to the extent the Company reasonably determines that such premiums are necessary to effect the refinancing ("Premiums") and fees in connection therewith; PROVIDED that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Premiums and related fees or (B) otherwise permitted to be incurred under the Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; PROVIDED that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (9) other than its own Indebtedness;

          179. (x) Indebtedness incurred by the Company and its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and (y) Capitalized Lease Obligations in an aggregate principal amount outstanding for both clauses (x) and (y) (including refinancings thereof), together with any Indebtedness pursuant to clause (7), not to exceed $40.0 million at the time of any incurrence thereof;

          180. Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          181. Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company;

          182. obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          183. Indebtedness consisting of guarantees (i) by the Company of Indebtedness and any other obligation or liability permitted to be incurred under the Indenture by Restricted Subsidiaries of the Company, and (ii) subject to the provisions of "Limitation on Guarantees by Restricted Subsidiaries," by Restricted Subsidiaries of the Company of Indebtedness and any other obligation or liability permitted to be incurred by the Company or other Restricted Subsidiaries of the Company;

          184. additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $35.0 million at any one time outstanding (which amount may, but need not be incurred in whole or in part under the Senior Credit Facility); and

          185. Indebtedness of the Company represented by the Senior Notes in an aggregate principal amount not to exceed $350.0 million and the related guarantees by the Guarantors.

          Notwithstanding anything in the Indenture to the contrary, transactions contemplated pursuant to the A/R Facility shall not be deemed to be the incurrence of Indebtedness by the Company or by any Restricted Subsidiary.

          "PERMITTED INVESTMENTS" means:

          186. Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company that is a Guarantor or any Wholly Owned Subsidiary of the Company that is not a Guarantor (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company;

          187. cash and Cash Equivalents;

          188. Investments existing on the Issue Date;

          189. loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding;

          190. accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include concessionary trade terms as the customary trade terms;

          191. Currency Agreements, Interest Swap Obligations and Raw Material Hedge Agreements entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with the Indenture;

          192. Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          193. guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under the Indenture and the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with the "Limitation on Liens" covenant;

          194. Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or a Wholly Owned Subsidiary of the Company that is not a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor or any Wholly Owned Subsidiary of the Company that is not a Guarantor;

          195. additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not exceeding $20.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          196. any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest;

          197. Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; PROVIDED that such Asset Sale is effected in compliance with the "Limitation on Asset Sales" covenant; and

          198. that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock).

          "PERMITTED LIENS" means the following types of Liens:

          199. Liens securing the Notes and the Guarantees;

          200. Liens securing Acquired Indebtedness incurred in reliance on clause (7) of the definition of Permitted Indebtedness; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

          201. Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (9) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; and

          202. Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary.

          "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PRODUCTIVE ASSETS" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the Issue Date or in businesses reasonably related thereto.

          "PURCHASE MONEY NOTE" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

          "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "RAW MATERIAL HEDGE AGREEMENTS" means agreements designed to hedge against fluctuations in the cost of raw materials entered into in the ordinary course of business in connection with the operation of the Company's and its Restricted Subsidiaries' business.

          "RECEIVABLE" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

          "RECEIVABLES ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

          203. no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

               (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

               (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

               (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          204. with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than (i) pursuant to documents which evidence a Qualified Receivables Transaction and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          205. to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing.

          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SENIOR CREDIT FACILITY" means the Credit Agreement dated as of December 7, 1999, among the Company, certain of its subsidiaries, the lenders party thereto in their capacities as lenders thereunder and J.P. Morgan Securities, Inc. (f/k/a Chase Securities, Inc.) and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, Bank of America, N.A., as Documentation Agent, and various co-agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          206. all monetary obligations of every nature of the Company under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

          207. all Interest Swap Obligations of the Company (and guarantees thereof by the Company); and

          208. all obligations of the Company (and guarantees thereof by the Company) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          209. any Indebtedness of the Company to a Subsidiary of the Company;

          210. Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facility;

          211. Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          212. Indebtedness represented by Disqualified Capital Stock;

          213. any liability for federal, state, local or other taxes owed or owing by the Company;

          214. that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture); provided that the foregoing shall not apply to any incurrence under the Senior Credit Facility pursuant to clause (2) of the definition of "Permitted Indebtedness" which incurrence was in violation of such clause (2) solely as a result of the increase in Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) and the lenders under the Senior Credit Facility extended such additional amounts in good faith without knowledge of such increase;

          215. Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          216. any Indebtedness which is, by its express terms, subordinated or junior in right of payment to any other Indebtedness of the Company.

          "SENIOR NOTES" means the Company's $350,000,000 aggregate principal amount at maturity of 10 7/8% Senior Notes due 2009.

          "SENIOR SUBORDINATED CREDIT AGREEMENT" shall mean the Senior Subordinated Credit Agreement dated as of December 7, 1999 by and among Holdings, the Company, the subsidiary guarantors named therein, the lenders party thereto, and the agent banks named therein, as the same may be amended from time to time.

          "SENIOR SUBORDINATED INDEBTEDNESS" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Debt.

          "SIGNIFICANT SUBSIDIARY", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are reasonably customary in an accounts receivable transaction (including, without limitation, all such representations, warranties, covenants and indemnities included in the documents evidencing the A/R Facility as in effect on the Issue Date).

          "SUBORDINATED OBLIGATION" means (x) with respect to the Company, any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the notes, pursuant to a written agreement and (y) with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Guarantee of such Guarantor, pursuant to a written agreement.

          "SUBSIDIARY", with respect to any Person, means:

          217. any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          218. any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "THL" shall mean Thomas H. Lee Partners, L.P., a Delaware limited partnership.

          "THL AFFILIATES" shall mean any Affiliate of THL, PROVIDED that for purposes of the definition of "Change of Control," the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

          "THL INVESTOR" shall mean and include Thomas H. Lee Equity Fund, IV, L.P., Thomas H. Lee Foreign Fund, IV, L.P., Thomas H. Lee Equity Fund IV, L.P., 1997 Thomas H. Lee Nominee Trust and Thomas H. Lee Charitable Investment, L.P., or any limited or general partner, stockholder, officer, employee or consultant of such THL Investor, or any officer, employee or consultant of THL; provided that for the purposes of making calculations under the definition of "Change of Control," the aggregate amount of equity of Holdings attributable to consultants of THL Investors may not exceed $3 million.

          "UNRESTRICTED SUBSIDIARY" of any Person means:

          219. any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          220. any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

          221. the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

          222. each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          223. immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

          224. immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "WHOLLY OWNED SUBSIDIARY" means any Restricted Subsidiary of the Company all the outstanding voting interests or voting Capital Stock of which (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.